REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement is made and entered into as of September 30, 1997, by and among Bacou USA, Inc., a Delaware corporation ("Bacou"), and each Person identified on Schedule 1 attached hereto and made a part hereof (collectively, the "Sellers" and individually a "Seller") (this "Agreement").

                                R E C I T A L S:

     WHEREAS, this Agreement is made in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 30, 1997, by and among Bacou, ISH Transaction, Inc., a Delaware corporation, Biosystems, Inc., a Pennsylvania corporation (the "Company"), and the Sellers (the "Merger Agreement"); and

     WHEREAS, Bacou has agreed to provide Sellers certain demand registration rights and "piggyback" registration rights with respect to the "Registrable Securities" (as hereinafter defined) in accordance with the terms set forth in this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement):

     1. Securities Subject to this Agreement. The term "Registrable Securities" means any shares of Bacou Common Stock issued to any Seller pursuant to the terms of the Merger Agreement. The shares of Bacou Common Stock to be issued to Sellers by Bacou pursuant to the transactions contemplated by the Merger Agreement shall be duly authorized and issued shares of such Common Stock. The shares of Bacou Common Stock issued to Sellers as the Initial Purchase Price and as the Earnout Amount shall not be registered under the Act. With respect to the unregistered shares of Bacou Common Stock, Sellers shall make customary investment representations associated with the private placement of securities. However, Bacou agrees that each Seller shall be able to sell such shares of Bacou Common Stock registered in the name of such Seller under the provisions of Rule 144 of the Securities and Exchange Act of 1934, as amended, commencing one year following the Closing, or other available exemption from registration, and, in addition, Sellers shall be entitled to demand registration rights and "piggyback" registration rights, as contemplated by this Agreement, with respect to such shares of Bacou Common Stock.

     2. Demand Registration.

     (a) Each of J. F. Burt, Jr. ("Burt") and Edward H. Kaplan ("Kaplan") shall be entitled to one demand registration right (each a "Demand Registration") (i) with respect to the Registrable Securities issued to him as his pro rata share of the Initial Purchase Price, exercisable at any time within three years following the issuance of such Registrable Securities, and (ii) with respect to the Registrable Securities issued to him as his pro rata share of the Earnout Amount, exercisable at any time within three years following the issuance of such Registrable Securities.

     (b) With respect to an exercise of a Demand Registration by either Burt or Kaplan, such person (the "Demanding Party") shall make a written request to Bacou for registration under and in accordance with the provisions of the Act, of not less than 100,000 shares of the Registrable Securities registered in the name of such Demanding Party at such time. Such request shall specify the aggregate amount of the Registrable Securities to be registered by such Demanding Party and shall also specify the intended methods of disposition thereof. Bacou shall not be deemed to have effected a Demand Registration unless and until a "Registration Statement" (as defined below) covering the requested amount of Registrable Securities is declared effective by the Securities and Exchange Commission (the "SEC"), and such Registration Statement shall have remained effective for a period of at least 180 days, not counting days during which trading shall have been suspended pursuant to Section 2(e) or 4(e) hereof.

     (c) Bacou agrees to file with the SEC as soon as reasonably practicable after a request for Demand Registration, but in no event later than the later of
(i) ninety (90) days (one hundred twenty (120) days if Form S-1 is used) after such request for Demand Registration, and (ii) in the event Bacou exercises its right to delay the filing of a Registration Statement pursuant to Section 2(e) hereof, fifteen (15) days after the end of the period during which Bacou delays such filing, a registration statement on any appropriate form (the "Registration Statement") with respect to all of the Registrable Securities requested to be included in such Demand Registration in accordance with the foregoing, subject to Sections 2(e) and 4(e) hereof. Bacou agrees to use its reasonable efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable after such filing and to keep the Registration Statement continuously effective for a period of one hundred eighty (180) days. Subject to
Section 4(e) hereof, Bacou further agrees, if necessary, to supplement or amend a Registration Statement, as required by the registration form utilized by Bacou or by the instructions applicable to such registration form or by the Act or the rules and regulations thereunder.

     (d) Whether registered pursuant to a Demand Registration or the exercise of "piggyback" registration rights hereunder, the expenses of registration shall be borne by Bacou and the expenses of sale (including any commission or "gross spread") shall be borne by the Seller whose Registrable Securities are sold pursuant to such registration.

     (e) Bacou shall have the right to delay the filing of a Registration Statement pursuant to the exercise of a Demand Registration by a Demanding Party and to suspend the effectiveness of any such Registration Statement for a reasonable period of time (not exceeding one hundred twenty (120) days) if Bacou furnishes to such Demanding Party a certificate signed by the Chairman of the Board or the President of Bacou stating that Bacou has determined in good faith that effecting such registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require Bacou to make public disclosure of information the public disclosure of which would have a material adverse effect upon Bacou.

     3. Holdback Agreements.

     Each Seller agrees not to effect any public sale or distribution of the class of securities being registered or a similar security of Bacou, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the ten (10) business days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (except as part of such registration), if and to the extent timely notified in writing by Bacou.

     4. Registration Procedures.

     Whenever a Demanding Party has requested that any Registrable Securities be registered pursuant to Section 2 of this Agreement, Bacou will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities and, in connection with any such request, Bacou will as expeditiously as possible:

     (a)  prepare  and file with the SEC a  Registration  Statement  and use its
reasonable  best  efforts  to  cause  such  Registration   Statement  to  become
effective;

     (b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Act;

     (c) furnish to such Demanding Party at least one signed copy of such Registration Statement and any post-effective amendments thereto, as soon as such documents become available to Bacou, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Demanding Party may reasonably request as soon as such documents become available to Bacou;

     (d) on or prior to the date on which such Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such Demanding Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Demanding Party to consummate the disposition in such jurisdictions of such Registrable Securities; provided that Bacou will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to general taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

     (e) notify such Demanding Party at any time during which a prospectus relating to such Registrable Securities is required to be delivered under the Act of the happening of any event (including, without limitation, the involvement of Bacou in a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction (a "Material Transaction")) as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Bacou will reasonably promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if such event relates solely to a Material Transaction, Bacou shall not be obligated to prepare such supplement or amendment if Bacou determines not to proceed with such Material Transaction and notifies such Demanding Party of such determination;

     (f) notify such Demanding Party of any stop order or other suspension of effectiveness of such Registration Statement;

     (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

     (h) notify such Demanding Party promptly of the receipt by Bacou of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction;

     (i) use its reasonable best efforts to obtain the withdrawal of any suspension of the qualification of such Registrable Securities for sale in a certain jurisdiction at the earliest possible time; and

     (j) subject to Section 2(e) hereof, use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

     Such Demanding Party shall furnish to Bacou such information regarding the distribution of such Registrable Securities and such other information relating to him and his ownership of such Registrable Securities as Bacou may from time to time reasonably request in writing.

     Each Demanding Party agrees that, upon receipt of any notice from Bacou of the occurrence of any event of the kind described in Section 4(e) hereof, such Demanding Party will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement until his receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof (or, in the event of a Material Transaction, until his receipt either of such supplemented or amended prospectus or of notice from Bacou that Bacou has determined not to proceed with such Material Transaction) and, if so directed by Bacou, such Demanding Party will deliver to Bacou (at the expense of Bacou) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice. With respect to any Material Transaction, each Demanding Party agrees that he shall keep all information and documents relating thereto confidential and shall not disclose such information or documents to any Person unless and until Bacou makes a public disclosure with respect thereto and then only to the extent of such disclosure.

     5. Indemnification.

     (a) Bacou agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Seller against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (collectively "Damages") arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus prepared pursuant to such Seller's exercise of a Demand Registration pursuant to Section 2 hereof or a "piggyback" registration pursuant to Section 6 hereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they are made) not misleading; provided, however, the foregoing indemnity shall not apply with respect to Damages incurred by a Seller to the extent the same are caused by or contained in any information with respect to a Seller furnished to Bacou by a Seller in writing for use therein; and provided further the foregoing indemnity shall not inure to the benefit of any Seller on account of any Damages arising from the sale of any Registrable Securities to any Person by such Seller if such Seller failed to send or give a copy of the prospectus, as the same may be amended or supplemented, to such Person within the time required by the Act and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such prospectus was corrected in a supplemental prospectus filed as part of a Registration Statement and copies of the supplemental prospectus were made available to such Sellers (as the same may be amended or supplemented).

     (b) In connection with a Registration Statement, prospectus or preliminary prospectus covering Registrable Securities and prepared pursuant to a Seller's exercise of a Demand Registration pursuant to Section 2 hereof or a "piggyback" registration pursuant to Section 6 hereof, the applicable Seller will furnish to Bacou, in writing, such information and affidavits with respect to such Seller as Bacou reasonably requests for use in connection with such Registration Statement or prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law Bacou, the directors, officers, employees and agents and each Person who controls Bacou (within the meaning of the Act), and any investment advisor thereof or agent therefor against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or failed to be contained in any information or affidavit with respect to such Seller so furnished by such Seller for inclusion therein.

     (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit or proceeding against such Person or investigation thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 5 from the indemnifying party is, for any reason, unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions or inactions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (e) This Section 5 shall remain in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     6. Piggyback Registration.

     (a) Subject to the terms of this Agreement, in the event Bacou determines to register any of its equity securities (including, without limitation, any Registrable Securities), whether pursuant to a Demand Registration pursuant to
Section 2 hereof or otherwise and whether for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, on or prior to the "Termination Date" (as defined below), Bacou shall give each Seller prompt written notice of such proposed registration. Subject to the "Company Registration Cutback" (as defined below), a Seller may elect to include all or any part of the Registrable Securities registered in the name of such Seller at such time in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, by sending a written request to Bacou within ten (10) days after such Seller's receipt of Bacou's written notice and such Registrable Securities, subject to the Company Registration Cutback, shall be included in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein.

     (b) If the registration of which Bacou gives notice pursuant to Section 6(a) hereof is for a registered public offering involving an underwriting, Bacou shall so advise each Seller as a part of such written notice. In such event each Seller's right to registration pursuant to this Section 6 shall be conditioned upon such Seller's participation in such underwriting and the inclusion of such Seller's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall (together with Bacou) enter into an underwriting agreement in the form agreed to by Bacou and the managing underwriter selected for such underwriting by Bacou. Notwithstanding any other provision of this Section 6, if the managing underwriter determines the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Bacou or marketing factors require a limitation of the number of shares to be underwritten on behalf of Bacou (the "Company Registration Cutback"), then Bacou will include in such registration, to the extent of the number and type which Bacou is so advised can be sold in (or during the time of) such offering without such effect on the price, first, all securities of Bacou proposed to be sold by Bacou for its own account, second, all securities of Bacou being sold pursuant to any demand registration rights held, at any time, by any Person other than a Seller, third, all securities of Bacou being sold pursuant to the exercise of
"piggyback"  registration  rights  held by any of the six  parties  set forth on
Schedule 2 attached hereto and made a part hereof, which relate to a total of 13,860,000 shares of Bacou Common Stock, and finally, the Registrable Securities requested by Sellers to be included in such registration, on a pro rata basis, and any other securities of Bacou requested to be included in such registration. In the event a Company Registration Cutback results in less than all of the securities of a particular category, to actually be included in such registration, then the number of securities of such category that will be included in such registration shall be shared pro rata among all of the holders of securities of such category that were requested to be included in such registration based on the number of shares registered in the name of each holder of securities of such category.

     (c) The rights granted to Sellers pursuant to this Section 6 shall terminate with respect to the shares as of the date on which a Demand Registration could no longer be exercised hereunder by either Burt or Kaplan (the "Termination Date").

     7. Put Rights.

     (a) With respect to seventy percent (70%) of the shares of Bacou Common Stock issued to the Sellers constituting the Initial Purchase Price, as such seventy percent is allocated on Schedule 3 attached hereto and made a part hereof (collectively, the "Put Shares"), each Seller who is the registered holder thereof shall have the right to require Bacou to repurchase all or any part of the Put Shares (expressed as a whole number) then registered in the name of such Seller (the "Put Option"); provided, however, no Seller shall have more than one Put Option. The Put Option shall be exercisable at any time within twenty-four (24) months following the Closing by a Seller who is the registered holder of Put Shares by delivering a written notice to the Company (a "Put Notice"). The price at which Bacou shall be obligated to purchase a Put Share pursuant to an exercise of a Put Option shall be the "Closing Price" as defined in the Merger Agreement (the "Put Price").

     (b) Within thirty (30) days after the exercise of a Put Option (or, if, in the sole judgment of Bacou's Board of Directors, Bacou needs to arrange additional financing or amend its existing borrowing facilities in order to finance such Repurchase, within sixty (60) days following the end of the month in which such Put Notice is received), Bacou will purchase, and the applicable Seller will sell, the Put Shares requested to be purchased in the applicable Put Notice at a time and place mutually agreeable to Bacou and such Seller (the "Put Closing"). At the Put Closing, such Seller shall deliver to Bacou certificates (duly endorsed in blank or accompanied by a duly executed stock power or such instruments of transfer as Bacou may reasonably request) representing such Seller's Put Shares to be repurchased by Bacou or an affidavit of lost certificate in a form reasonably satisfactory to Bacou (which shall include appropriate indemnification provisions) and Bacou shall pay to such Seller the aggregate Put Price by a cashier's or certified check or by wire transfer in immediately available funds.

     8. Miscellaneous.

     (a) Amendment and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the parties hereto have agreed thereto in writing.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, registered first-class mail or telecopier:

          (i) if to any Seller, to:

              c/o J. F. Burt, Shareholders' Representative
              64 Cromwell Place
              Old Saybrook, Connecticut 06475

              with a copy to:

              Edward H. Kaplan
              1000 Connecticut Avenue
              Suite 1110
              Washington, DC  20036

              and

              Arnold Westerman, Esq.
              Arent, Fox, Kintner, Plotkin & Kahn
              1050 Connecticut Avenue, NW
              Washington, DC  20036-5339


         (ii) if to Bacou, at:

              Bacou USA, Inc.
              10 Thurber Boulevard
              Smithfield, RI  02917
              Attn:  Philip B. Barr, Jr. Esq.
              Fax: (401) 232-2230

              with a copy to:

              Edwards & Angell
              2700 Hospital Trust Tower
              Providence, Rhode Island  02903
              Attn:  Richard M.C. Glenn III, Esq.
              Fax:  (401) 276-6611

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered, or two business days after being deposited in the mail, postage prepaid, if mailed, or upon electronic confirmation of receipt, if sent via telecopier.

     (c) Successors and Assigns. This Agreement may not be assigned by any Seller to any Person.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its conflicts of laws principals.

     (g) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, or legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


BACOU USA, INC.                              SELLERS


By:/s/ Walter F. Stepan                      /s/ John F. Burt, Jr.
__________________________________           ___________________________________
Name:  Walter F. Stepan                      Name:   John F. Burt, Jr.
Title: Vice Chairman, President and
         Chief Executive Officer

                                             /s/  Edward S. Kaplan
                                             ___________________________________
                                             Name:  Edward S. Kaplan


                                             /s/  Keith Wruck
                                             ___________________________________
                                             Name:  Keith Wruck


By:  /s/ Philip B. Barr, Jr.                 /s/ Roberta M. Burt
__________________________________           ___________________________________
Name:  Philip B. Barr, Jr.                   Name:  Roberta M. Burt,  as Trustee
Title: Executive Vice President              under  that  certain  Common  Stock
         and CFO                             Voting   Trust   Agreement,   dated
                                             December 22,  1994,  by and between
                                             John F. Burt, Jr., as grantor,  and
                                             such  Trustee,  as in effect on the
                                             date hereof.


                                             /s/ Joseph Burt
                                             ___________________________________
                                             Name:  Joseph Burt

                                   Schedule 1
                                       to
                          Registration Rights Agreement

                         Dated as of September 30, 1997

                                 List of Sellers



1.   John F. Burt, Jr.

2.   Edward S. Kaplan

3.   Keith Wruck

4.   Joseph Burt

5. Roberta M. Burt, as Trustee under that certain Common Stock Voting Trust Agreement, dated December 22, 1994, by and between John F. Burt, Jr., as grantor, and such Trustee, as in effect on the date hereof.

                                   Schedule 2
                                       to
                          Registration Rights Agreement

                         Dated as of September 30, 1997

                List of Holders of Piggyback Registration Rights


                Bacou, S.A.                    12,612,600 shares

                Walter F. Stepan
                Bettina Stepan
                Axel Stepan
                Heidimarie Stepan
                FIGA, S.A.                      1,247,400 shares

                Total:                         13,860,000 shares

                                   Schedule 3
                                       to
                          Registration Rights Agreement

                         Dated as of September 30, 1997

                                   Put Shares


Name                                    Shares Subject to Put

Edward H. Kaplan                        All of the shares of Bacou Common Stock
                                        to be issued to Edward H.  Kaplan in the
                                        Merger  as  his  share  of  the  Initial
                                        Purchase  Price  shall be subject to the
                                        Put,   aggregating   43.3926%   of  the
                                        aggregate Initial Purchase Price.

John F. Burt, Jr.                       26.6074% of the shares of Bacou Common
                                        Stock  to be  issued  as  the  aggregate
                                        Initial Purchase Price less that number of shares of Bacou Common Stock having an aggregate Put price of $30,000 that may be Put to Bacou by Keith Wruck following the release of the shares under the Escrow Agreement.

Keith Wruck                             That number of shares of Bacou Common
                                        Stock issued to Wruck as his share of the Initial Purchase Price and that may be acquired by Bacou from Wruck as aforesaid.

In no event shall the aggregate number of shares to the Put exceed 70% of the aggregate number of shares issued as the Initial Purchase Price.